CAMDEN PROPERTY TRUST ANNOUNCES 2019 OPERATING RESULTS,
2020 FINANCIAL OUTLOOK, AND FIRST QUARTER 2020 DIVIDEND

Houston, Texas (January 30, 2020) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three and twelve months ended December 31, 2019. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and twelve months ended December 31, 2019 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Per Diluted Share	2019	2018	2019	2018
EPS	$0.95	$0.41	$2.22	$1.63
FFO	$1.24	$1.23	$5.04	$4.77
AFFO	$1.04	$0.99	$4.32	$4.03
The Company's 4Q19 and full-year 2019 results include a $0.12 per diluted share charge related to the early redemption and prepayment of debt.

	Quarterly Growth	Sequential Growth	Year-To-Date Growth
Same Property Results	4Q19 vs. 4Q18	4Q19 vs. 3Q19	2019 vs. 2018
Revenues	4.1%	0.3%	3.7%
Expenses	0.3%	(4.4)%	2.0%
Net Operating Income ("NOI")	6.2%	2.9%	4.7%

Same Property Results	4Q19	4Q18	3Q19
Occupancy	96.2%	95.8%	96.3%

“We are pleased to report another strong quarter of performance, with same property growth and FFO per share slightly better than anticipated for both fourth quarter and full-year 2019,” said Richard J. Campo, Camden’s Chairman and CEO. “During 2019 we continued to improve the quality of our portfolio and strengthen our balance sheet through strategic capital recycling and the successful execution of several capital markets transactions. We expect demand for apartment homes to remain steady in 2020 with levels of new supply increasing slightly, resulting in moderating same property revenue growth over the course of the year.”

For 2019, the Company defines same property communities as communities owned and stabilized since January 1, 2018, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Development Activity
During the quarter, lease-up was completed at Camden McGowen Station in Houston, TX and construction commenced at Camden Atlantic in Plantation, FL.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 1/29/2020
Camden North End I	Phoenix, AZ	441	$98.8	75%
Camden Grandview II	Charlotte, NC	28	22.5	93%
Total		469	$121.3	76%

Development Communities - Construction Ongoing ($ in millions)

		Total	Total
Community Name	Location	Homes	Budget
Camden Downtown I	Houston, TX	271	$132.0
Camden RiNo	Denver, CO	233	75.0
Camden Lake Eola	Orlando, FL	360	120.0
Camden Buckhead	Atlanta, GA	366	160.0
Camden North End II	Phoenix, AZ	343	90.0
Camden Hillcrest	San Diego, CA	132	95.0
Camden Atlantic	Plantation, FL	269	100.0
Camden Cypress Creek II (JV)	Cypress, TX	234	38.0
Total		2,208	$810.0

Acquisition/Disposition Activity
During the quarter, the Company acquired Camden Carolinian, a 186-home apartment community located in Raleigh, NC for approximately $75.1 million, and acquired Camden Highland Village, a 552-home apartment community with an adjacent 2.25-acre development site located in Houston, TX for approximately $155.2 million.

The Company also completed the sale of its Corpus Christi, TX portfolio and exit of that market during the quarter. The assets sold included two wholly-owned communities with 632 apartment homes, and one joint venture community with 270 apartment homes. Net proceeds to the Company were approximately $75.0 million.

Subsequent to quarter-end, Camden acquired 4.9 acres of land in Raleigh, NC for $18.2 million for the future development of approximately 355 apartment homes.

Capital Markets Transactions
In October 2019, the Company issued $300.0 million of senior unsecured notes under its existing shelf registration statement. These 30-year notes were offered to the public at 99.941% of par value with a coupon of 3.350%. Camden received net proceeds of approximately $296.6 million, net of underwriting discounts and other estimated offering expenses.

In late October 2019, Camden redeemed all of its 4.78% $250 million senior unsecured notes due 2021 and prepaid its 4.38% $45.3 million secured mortgage notes due 2045. In connection with these transactions, Camden recorded an approximate $12 million charge in the fourth quarter of 2019.

Equity Issuance
During the fourth quarter, Camden issued 224,256 common shares through its at-the-market (“ATM”) share offering program at an average price of $111.88 per share, for total net consideration of approximately $24.8 million.

Earnings Guidance
Camden provided initial earnings guidance for 2020 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for first quarter 2020 as detailed below.

	1Q20	2020
Per Diluted Share	Range	Range	Midpoint
EPS	$0.39 - $0.43	$1.64 - $1.84	$1.74
FFO	$1.29 - $1.33	$5.30 - $5.50	$5.40

	2020
Same Property Growth	Range	Midpoint
Revenues	2.70% - 3.70%	3.20%
Expenses	2.50% - 3.50%	3.00%
NOI	2.30% - 4.30%	3.30%

For 2020, the Company defines same property communities as communities owned and stabilized since January 1, 2019, excluding communities under redevelopment and properties held for sale. The Company defines properties under redevelopment as communities with capital expenditures that improve a community's cash flow and competitive position, through extensive unit, exterior building, common area, and amenity upgrades. Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2020 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Quarterly Dividend Declaration
Camden's Board of Trust Managers declared a first quarter 2020 dividend of $0.83 per common share, which is a 3.75% increase over the Company's prior quarterly dividend of $0.80 per share. The dividend is payable on April 17, 2020 to shareholders of record as of March 31, 2020. In declaring the dividend, the Board of Trust Managers considered a number of factors, including the Company's past performance and future prospects, as described in this press release.

Conference Call
Friday, January 31, 2020 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 0557569
Webcast: https://services.choruscall.com/links/cpt200131.html

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 164 properties containing 56,107 apartment homes across the United States. Upon completion of 8 properties currently under development, the Company’s portfolio will increase to 58,315 apartment homes in 172 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 12 consecutive years, most recently ranking #19. The Company also received a Glassdoor Employeesʼ Choice Award in 2020, ranking #25 for large U.S. companies.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
OPERATING DATA

Property revenues (a)	$263,461	$244,919	$1,028,461	$954,505

Property expenses
Property operating and maintenance	58,217	55,108	235,589	220,732
Real estate taxes	32,192	31,612	130,758	122,847
Total property expenses	90,409	86,720	366,347	343,579

Non-property income
Fee and asset management	2,847	1,580	8,696	7,231
Interest and other income	976	432	3,090	2,101
Income/(Loss) on deferred compensation plans	6,702	(10,304)	21,694	(6,535)
Total non-property income	10,525	(8,292)	33,480	2,797

Other expenses
Property management	6,386	6,166	25,290	25,581
Fee and asset management	1,737	1,258	5,759	4,451
General and administrative	13,174	13,622	53,201	50,735
Interest	20,168	22,047	80,706	84,263
Depreciation and amortization	85,540	78,677	336,274	300,946
Expense/(Benefit) on deferred compensation plans	6,702	(10,304)	21,694	(6,535)
Total other expenses	133,707	111,466	522,924	459,441

Loss on early retirement of debt	(11,995)	—	(11,995)	—
Gain on sale of operating properties, net of tax	49,901	—	49,901	—
Equity in income of joint ventures	8,829	2,192	14,783	7,836
Income from continuing operations before income taxes	96,605	40,633	225,359	162,118
Income tax expense	(380)	(326)	(1,089)	(1,424)
Net income	96,225	40,307	224,270	160,694
Less income allocated to non-controlling interests	(1,211)	(1,111)	(4,647)	(4,566)
Net income attributable to common shareholders	$95,014	$39,196	$219,623	$156,128

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$96,225	$40,307	$224,270	$160,694
Other comprehensive income
Unrealized gain (loss) on cash flow hedging activities	—	(7,202)	(12,998)	6,782
Unrealized gain (loss) and unamortized prior service cost on post retirement obligation	(449)	450	(449)	450
Reclassification of net (gain) loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	358	(350)	(11)	(246)
Comprehensive income	96,134	33,205	210,812	167,680
Less income allocated to non-controlling interests	(1,211)	(1,111)	(4,647)	(4,566)
Comprehensive income attributable to common shareholders	$94,923	$32,094	$206,165	$163,114

PER SHARE DATA

Total earnings per common share - basic	$0.96	$0.41	$2.23	$1.63
Total earnings per common share - diluted	0.95	0.41	2.22	1.63

Weighted average number of common shares outstanding:
Basic	99,055	95,262	98,460	95,208
Diluted	100,932	95,465	99,384	95,366

(a) Upon our adoption of Accounting Standard Codification 842 - “Leases” effective January 1, 2019, we elected the practical expedient to not separate lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended December 31, 2019, we recognized $263.5 million of property revenue which consisted of approximately $234.1 million of rental revenue and approximately $29.4 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.   This compares to property revenue of $244.9 million recognized for the three months ended December 31, 2018, made up of approximately $216.9 million of rental revenue and approximately $28.0 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. For the twelve months ended December 31, 2019, we recognized $1,028.5 million of property revenue which consisted of approximately $911.1 million of rental revenue and approximately $117.4 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.   This compares to property revenue of $954.5 million recognized for the twelve months ended December 31, 2018, made up of approximately $842.0 million of rental revenue and approximately $112.5 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$95,014	$39,196	$219,623	$156,128
Real estate depreciation and amortization	83,137	76,867	328,045	294,283
Adjustments for unconsolidated joint ventures	2,251	2,233	8,987	8,976
Gain on sale of operating properties, net of tax	(49,901)	—	(49,901)	—
Gain on sale of unconsolidated joint venture property	(6,204)	—	(6,204)	—
Income allocated to non-controlling interests	1,289	1,140	4,838	4,595
Funds from operations	$125,586	$119,436	$505,388	$463,982

Less: recurring capitalized expenditures (a)	(21,109)	(23,258)	(72,172)	(72,296)

Adjusted funds from operations	$104,477	$96,178	$433,216	$391,686

PER SHARE DATA
Funds from operations - diluted	$1.24	$1.23	$5.04	$4.77
Adjusted funds from operations - diluted	1.04	0.99	4.32	4.03
Distributions declared per common share	0.80	0.77	3.20	3.08

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	100,932	97,221	100,332	97,201

PROPERTY DATA
Total operating properties (end of period) (b)	164	161	164	161
Total operating apartment homes in operating properties (end of period) (b)	56,107	55,160	56,107	55,160
Total operating apartment homes (weighted average)	48,875	47,653	48,549	46,925

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
ASSETS
Real estate assets, at cost
Land	$1,199,384	$1,158,342	$1,158,342	$1,127,485	$1,098,526
Buildings and improvements	7,404,090	7,242,256	7,192,644	7,057,101	6,935,971
	8,603,474	8,400,598	8,350,986	8,184,586	8,034,497
Accumulated depreciation	(2,686,025)	(2,638,693)	(2,558,690)	(2,479,875)	(2,403,149)
Net operating real estate assets	5,917,449	5,761,905	5,792,296	5,704,711	5,631,348
Properties under development, including land	512,319	440,917	397,418	307,981	293,978
Investments in joint ventures	20,688	21,715	21,313	21,955	22,283
Total real estate assets	6,450,456	6,224,537	6,211,027	6,034,647	5,947,609
Accounts receivable – affiliates	21,833	23,170	22,297	21,337	22,920
Other assets, net (a)	248,716	238,014	233,335	217,663	205,454
Cash and cash equivalents	23,184	157,239	149,551	6,092	34,378
Restricted cash	4,315	5,686	5,392	5,655	9,225
Total assets	$6,748,504	$6,648,646	$6,621,602	$6,285,394	$6,219,586

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$2,524,099	$2,432,137	$2,431,336	$2,079,136	$1,836,427
Secured	—	45,250	45,467	45,683	485,176
Accounts payable and accrued expenses	171,719	170,689	128,371	126,964	146,866
Accrued real estate taxes	54,408	74,658	59,525	30,891	54,358
Distributions payable	80,973	80,764	80,767	80,771	74,982
Other liabilities (b)(c)	215,581	187,367	187,368	195,629	183,999
Total liabilities	3,046,780	2,990,865	2,932,834	2,559,074	2,781,808

Non-qualified deferred compensation share awards	—	—	—	—	52,674

Equity
Common shares of beneficial interest	1,069	1,065	1,065	1,064	1,031
Additional paid-in capital	4,566,731	4,538,422	4,533,667	4,527,659	4,154,763
Distributions in excess of net income attributable to common shareholders	(584,167)	(599,615)	(563,834)	(526,856)	(495,496)
Treasury shares, at cost	(348,419)	(348,556)	(348,480)	(349,655)	(355,804)
Accumulated other comprehensive income (loss) (d)	(6,529)	(6,438)	(6,795)	616	6,929
Total common equity	3,628,685	3,584,878	3,615,623	3,652,828	3,311,423
Non-controlling interests	73,039	72,903	73,145	73,492	73,681
Total equity	3,701,724	3,657,781	3,688,768	3,726,320	3,385,104
Total liabilities and equity	$6,748,504	$6,648,646	$6,621,602	$6,285,394	$6,219,586

(a) Includes net deferred charges of:	$3,658	$4,358	$4,345	$5,081	$242

(b) Includes net asset/(liability) and interest receivable/(payable) fair value of derivative instruments:	$—	$—	$—	($13,370)	($7,433)

(c) Includes deferred revenues of:	$408	$497	$581	$659	$552

(d) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain (loss) on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. The FFO definition as restated in 2018 allows companies an option to also exclude gains and losses on sales or impairment charges on real estate assets incidental to a company's business. We did not elect this option, and as a result, the definition of FFO as restated did not have an impact on our calculation upon adoption on January 1, 2019. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income attributable to common shareholders	$95,014	$39,196	$219,623	$156,128
Real estate depreciation and amortization	83,137	76,867	328,045	294,283
Adjustments for unconsolidated joint ventures	2,251	2,233	8,987	8,976
Income allocated to non-controlling interests	1,289	1,140	4,838	4,595
Gain on sale of operating properties, net of tax	(49,901)	—	(49,901)	—
Gain on sale of unconsolidated joint venture property, net of tax	(6,204)	—	(6,204)	—
Funds from operations	$125,586	$119,436	$505,388	$463,982

Less: recurring capitalized expenditures	(21,109)	(23,258)	(72,172)	(72,296)

Adjusted funds from operations	$104,477	$96,178	$433,216	$391,686

Weighted average number of common shares outstanding:
EPS diluted	100,932	95,465	99,384	95,366
FFO/AFFO diluted	100,932	97,221	100,332	97,201

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Total Earnings Per Common Share - Diluted	$0.95	$0.41	$2.22	$1.63
Real estate depreciation and amortization	0.82	0.79	3.27	3.03
Adjustments for unconsolidated joint ventures	0.02	0.02	0.08	0.09
Income allocated to non-controlling interests	—	0.01	0.03	0.02
Gain on sale of operating properties, net of tax	(0.49)	—	(0.50)	—
Gain on sale of unconsolidated joint venture property, net of tax	(0.06)	—	(0.06)	—
FFO per common share - Diluted	$1.24	$1.23	$5.04	$4.77

Less: recurring capitalized expenditures	(0.20)	(0.24)	(0.72)	(0.74)

AFFO per common share - Diluted	$1.04	$0.99	$4.32	$4.03

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	1Q20	Range	2020	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.39	$0.43	$1.64	$1.84
Expected real estate depreciation and amortization	0.87	0.87	3.52	3.52
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.09	0.09
Expected income allocated to non-controlling interests	0.01	0.01	0.05	0.05
Expected FFO per share - diluted	$1.29	$1.33	$5.30	$5.50

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplemental. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Net income	$96,225	$40,307	$224,270	$160,694
Less: Fee and asset management income	(2,847)	(1,580)	(8,696)	(7,231)
Less: Interest and other income	(976)	(432)	(3,090)	(2,101)
Less: (Income)/Loss on deferred compensation plans	(6,702)	10,304	(21,694)	6,535
Plus: Property management expense	6,386	6,166	25,290	25,581
Plus: Fee and asset management expense	1,737	1,258	5,759	4,451
Plus: General and administrative expense	13,174	13,622	53,201	50,735
Plus: Interest expense	20,168	22,047	80,706	84,263
Plus: Depreciation and amortization expense	85,540	78,677	336,274	300,946
Plus: Expense/(Benefit) on deferred compensation plans	6,702	(10,304)	21,694	(6,535)
Plus: Loss on early retirement of debt	11,995	—	11,995	—
Less: Gain on sale of operating properties, net of tax	(49,901)	—	(49,901)	—
Less: Equity in income of joint ventures	(8,829)	(2,192)	(14,783)	(7,836)
Plus: Income tax expense	380	326	1,089	1,424
NOI	$173,052	$158,199	$662,114	$610,926

"Same Property" Communities	$142,692	$134,372	$552,419	$527,780
Non-"Same Property" Communities	25,896	20,560	94,437	71,437
Development and Lease-Up Communities	1,403	708	4,251	1,260
Dispositions/Other	3,061	2,559	11,007	10,449
NOI	$173,052	$158,199	$662,114	$610,926

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, loss on early retirement of debt and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Net income attributable to common shareholders	$95,014	$39,196	$219,623	$156,128
Plus: Interest expense	20,168	22,047	80,706	84,263
Plus: Depreciation and amortization expense	85,540	78,677	336,274	300,946
Plus: Income allocated to non-controlling interests	1,211	1,111	4,647	4,566
Plus: Income tax expense	380	326	1,089	1,424
Less: Gain on sale of operating properties, net of tax	(49,901)	—	(49,901)	—
Plus: Loss on early retirement of debt	11,995	—	11,995	—
Less: Equity in income of joint ventures	(8,829)	(2,192)	(14,783)	(7,836)
Adjusted EBITDA	$155,578	$139,165	$589,650	$539,491
Annualized Adjusted EBITDA	$622,312	$556,660	$589,650	$539,491

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for		Average monthly balance for
	the three months ended December 31,		the twelve months ended December 31,
	2019	2018	2019	2018
Unsecured notes payable	$2,494,525	$1,836,195	$2,332,764	$1,468,164
Secured notes payable	—	485,261	90,699	770,578
Total debt	2,494,525	2,321,456	2,423,463	2,238,742
Less: Cash and cash equivalents	49,696	29,489	100,815	47,485
Net debt	$2,444,829	$2,291,967	$2,322,648	$2,191,257

Net Debt to Annualized Adjusted EBITDA:

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Net debt	$2,444,829	$2,291,967	$2,322,648	$2,191,257
Annualized Adjusted EBITDA	622,312	556,660	589,650	539,491
Net Debt to Annualized Adjusted EBITDA	3.9x	4.1x	3.9x	4.1x

CAMDEN	2020 FINANCIAL OUTLOOK
AS OF JANUARY 30, 2020

(Unaudited)

Earnings Guidance - Per Diluted Share
Expected FFO per share - diluted	$5.30 - $5.50

"Same Property" Communities
Number of Units	43,710
2019 Base Net Operating Income	$584 million
Total Revenue Growth	2.70% - 3.70%
Total Expense Growth	2.50% - 3.50%
Net Operating Income Growth	2.30% - 4.30%
Impact from 1% change in NOI Growth is approximately $0.058 / share

Capitalized Expenditures
Recurring	$72 - $76 million
Revenue Enhancing Capex and Repositions (a)	$52 - $56 million
Redevelopments (b)	$16 - $20 million

Acquisitions/Dispositions
Acquisition Volume (consolidated on balance sheet)	$200 - $400 million
Disposition Volume (consolidated on balance sheet)	$100 - $300 million

Development
Development Starts (consolidated on balance sheet)	$100 - $300 million
Development Spend (consolidated on balance sheet)	$285 - $315 million

Equity in Income of Joint Ventures (FFO)	$17 - $19 million

Non-Property Income
Non-Property Income	$10 - $12 million
Includes: Fee and asset management income and Interest and other income

Corporate Expenses
General and Administrative Expense	$52 - $56 million
Property Management Expense	$24 - $26 million
Fee and Asset Management Expense	$3 - $5 million
Corporate G&A Depreciation/Amortization	$9 - $11 million

Capital
Expected Debt Capital Transactions	$200 - $400 million
Expensed Interest	$85 - $89 million
Capitalized Interest	$16 - $18 million

(a) Revenue Enhancing Capex and Repositions are capital expenditures that improve a community's cash flow and competitive position, typically kitchen and bath upgrades or other new amenities.

(b) Redevelopments are capital expenditures that improve a community's cash flow and competitive position, through extensive unit, exterior building, common area, and amenity upgrades.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document. Additionally, please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.